                                                                  EXHIBIT 10.7.4

                               Renault & Handley

                      INDUSTRIAL & COMMERCIAL REAL ESTATE


                    This Lease, executed in duplicate at Palo Alto, California,
PARTIES             this 10th day of August, 1993, by and between

                    Renault & Handley Solar Ellis Joint Venture.
               and
                    Banta Digital Services, Inc.

               hereinafter called respectively Lessor and Lessee, without regard to number or gender,


PREMISES            1.   WITNESSETH: That Lessor hereby leases to Lessee, and
               Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as "the Premises," with the appurtenances, situated in the City of Mountain View County of Santa Clara, State of California, and more particularly described as follows, to-wit:

                         Premises commonly known as 555 Ellis Street, and which include an approximate 28,157 square foot industrial building.

USE                 2.   The Premises shall be used and occupied by Lessee for
               General office, sales, administration, printing services and other legal uses, and for no other purpose without the prior written consent of Lessor,

TERM                3.   The term shall be for Five (5) years, commencing on the
               1st day of December, 1993, and ending on the 30th day of November, 1998.

RENTAL              4.   Rent shall be payable to the Lessor without deduction
               or offset at such place or places as may be designated from time to time by the Lessor as follows:

               [??] as security for [??] full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event that Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in a default or for any other sum which all of the terms, provisions, covenants, and conditions of this Lease, the security of any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this Lease at the expiration of the term hereof, Lessee shall not be entitled to any interest on said security deposit.

POSSESSION          6.   If Lessor, for any reason whatsoever, cannot deliver
               possession of the Premises to Lessee at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor's agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is however, subject to the provision that the period of delay of delivery of the Premises shall not exceed sixty (60) days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option, may declare this Lease null and void.

USES                8.   Lessee shall not commit, or suffer to be committed, any
PROHIBITED     waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside or the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper.

                     SEE REVISED INSURANCE CLAUSE ATTACHED

ABANDONMENT         12.  Lessee shall not vacate or abandon the Premises at any time during the term: and if Lessee shall abandon, vacate or surrender the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM           13.  Lessee shall keep the Premises and the property in
LIENS which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

INDEMNI-            15.  The Lessee, as a material part of the consideration to
FICATION OF    be rendered to the Lessor, hereby waives all claims against the
LESSOR AND     Lessor for damages to goods, wares and merchandise, and all other
LESSEE'S       personal property in, upon, or about the Premises and for
LIABILITY      injuries to persons in or about the Premises, from any cause
INSURANCE      arising at any time, excepting claims arising from the Lessor's negligence, and the Lessee will hold the Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided.

                     SEE REVISED INSURANCE CLAUSE ATTACHED

ADVERTISE-          16.  Lessee will not place or permit to be placed, in, upon
MENTS AND      or about the Premises any unusual or extraordinary signs, or any
SIGNS          signs not approved by the city or other governing authority. The
               Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had and obtained. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

UTILITIES           17.  Lessee shall pay for all water, gas, heat, light,
               power, telephone service and all other service supplied to the Premises.

ATTORNEY'S          18.  In case suit should be brought for the possession of
FEES the Premises, for the recovery or any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT             19.  In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of 1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with provisions or the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee; 1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at 7% per annum; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time or award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at 7% per annum; 3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. If the Lessor chooses not to repossess the premises, but allows the Lessee to remain in full possession and control of the Premises, then accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the lease as specified in the lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession:

               a) Acts of maintenance for preservation or efforts to relet the property.
               b) The appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

LATE CHARGES        20.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall [??]

XXX XXX XXX XXX XXX XXX XX XXX XXX XXX X amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

SURRENDER           2l.  The voluntary or other surrender of this Lease by
OF LEASE Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him or any or all such subleases or subtenancies.

TAXES               22.  The Lessee shall be liable for . all taxes levied
               against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this lease. If said taxes and assessments are assessed against the entire building and building site, and this Lease does not cover the entire building or building site, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination date of this Lease.

NOTICES             23.  All notices to be given to Lessee may be given in
               writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises.

ENTRY BY            24.  Lessee shall permit Lessor and his agents to enter
LESSOR into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "For Sale" or "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION         25.  In the event of a partial destruction of the Premises
OF PREMISES    during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within ninety
               (90) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises.
               If such repairs cannot be made in ninety (90) days, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933,
               Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 33 1/2% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select an arbitrator and two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT          26.  The Lessee shall not assign, transfer, or hypothecate
AND            the leasehold estate under this Lease, or any interest therein,
SUBLETTING     and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. *As a condition for granting its consent to any subletting the Lessor may require the Lessee to agree to pay to the Lessor, as additional rental, all rents received by the Lessee from its Sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder. The Lessee shall, by one hundred twenty (120) days written notice, advise the Lessor of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of Lessee's notice, Lessor shall either give approval to Lessee to sublease the portion of the Premises described in Lessee's notice, or Lessor shall terminate this Lease as to the portion of the Premises described in Lessee's notice on the date specified in Lessee's notice. If Lessee intends to sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated on the date specified in Lessee's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved herein above shall be adjusted on a prorata basis to the number of square feet retained by Lessee, and this Lease as so amended shall continue in full force and effect. If the Lessor approves a subletting, the Lessee may sublet immediately after receipt of the Lessor's written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee From any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all expenses in connection with the assignment, and Lessor may require Lessee's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

                    *whose consent shall not be unreasonably withheld.

CONDEMNATION        27.  If any part of the premises shall be taken for any
               public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such ?????

               Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto.

EFFECT OF           28.  The term "Lessor" as used in this Lease, means only the
CONVEYANCE     owner for time being of the land and building containing the
               Premises, so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without Further agreement between the parties and the purchaser at any such sale, or the Lessee of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants or this Lease on the part of the Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale or the lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDINATION       29.  Lessee agrees that this Lease may, at the option of
               Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose or subjecting and subordinating this Lease to the lien or any such mortgage, deed or trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder.

WAIVER              30.  The waiver by Lessor of any breach of any term,
               covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER        31.  Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS          32.  The covenants and conditions herein contained shall,
AND            subject to the provisions as to assignment, apply to and bind the
ASSIGNS        heirs, successors, executors, administrators and assigns of all of the parties hereto; and al1 of the parties hereto shall be jointly and severally liable hereunder.

TIME                33.  Time is of the essence of this Lease.

MARGINAL            34.  The marginal headings or titles to the paragraphs of
CAPTIONS this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation or any part thereof. This Instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

                    PARAGRAPH 35 BELOW IS HEREBY MADE A PART OF THIS LEASE, THIS
               LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING
               THERETO THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

                    IN WITNESS WHEREOF, Lessor and Lessee have executed these
               presents, the day and year first above written.

                        LESSOR                                LESSEE
               RENAULT & HANDLEY SOLAR                         BANTA
                 ELLIS JOINT VENTURE                   DIGITAL SERVICES, INC.

               _____________________________         ___________________________

               /s/ George O. McKee                   /s/ [SIGNATURE ILLEGIBLE]
               -----------------------------         ---------------------------
               Gen. Partner                          President
               -----------------------------         ---------------------------

OPTION              35.  The Lessor grants to Lessee the option of renewing this
TO             Lease for one (1) additional five (5) year period commencing on
RENEW          the termination date of this Lease. The option period shall be governed by all the same terms and conditions as contained in the original Lease excepting the monthly rental amount which shall be 95% or the then fair market value for comparable office/R&D buildings in the Mountain View area. [??]

                           REVISED INSURANCE CLAUSE

               This Lease Clause replaces the Insurance Clause (11.) in the Renault & Handley Net Lease Form.

                    11. Lessee shall not use, or permit the Premises or any part thereof, to be used, for any* purposes other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made on the Premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

                    11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy or comprehensive public liability insurance insuring lessee, Lessor, and any third parties named by Lessor which may include Lessor's lender, against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than One Million &
                                                          -------------
               no/100ths........Dollars ($1,000,000). The limits of said
               -----------------         ----------
               insurance shall not limit the liability of Lessee hereunder.

INSURANCE           11.2 Lessee shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in an "all risk" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof.

                    11.3 Lessor shall maintain a policy or policies of fire and property damage insurance in an "all risk" form with sprinkler and, at the option of the Lessor, earthquake endorsements, covering loss or damage to the building, including Lessee's leasehold improvements installed with the written consent of the Lessor, in such amounts and with such coverage as Lessor deems advisable.

                    11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore. 100%
                                                                      ----
               percent of the premiums for any insurance obtained by lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Building separately, or together with other buildings and improvements which Lessors elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums blanket policies as are allocable to the Premises. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.

                    11.5 Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, directors, employees, partners;, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

                             ADDENDUM ONE TO LEASE

     This Addendum One to Lease ("Addendum") is entered into as of ____________, 1993, and is made between RENAULT & HANDLEY SOLAR ELLIS JOINT VENTURE ("Lessor") and BANTA DIGITAL SERVICES, INC. ("Lessee"), to be a part of that certain Lease, of even date herewith, by and between Lessor and Lessee, concerning premises commonly known as 555 Ellis Street, Mountain View, California, and as more particularly described in the Lease ("Premises"). Lessor and Lessee agree that the Lease Form (as hereinafter defined) shall be amended, supplemented and modified as follows:

     1. Definitions. Unless otherwise defined in this Addendum, all the terms used in this Addendum shall have the same meaning and definition given them in the Lease Form. As used in this Addendum, the term "Lease Form" shall mean the lease form, together with all exhibits and attachments thereto, to which this Addendum is attached. As used in this Addendum, the term "Lease" shall mean the Lease Form, this Addendum, and all other addenda, exhibits and attachments to the form referred to in the Lease Form or in this Addendum.

     2.   Rental. Paragraph 4 of the Lease shall be revised to read as follows:

          "Eighteen Thousand Two Hundred Eighty Nine & no/100ths Dollars ($18,289.00) on execution of this lease, constituting monthly rental for the period December 1, 1993 through December 31, 1993. Eighteen Thousand Two Hundred Eighty Nine & no/100ths Dollars ($18,289.00) will be due on January 1, 1994, and on the 1st day of each succeeding month to and including November 1, 1994. Nineteen Thousand Six Hundred Ninety Six & no/100ths Dollars ($19,696.00) will be due on December 1, 1994, and on the 1st day of each succeeding month to and including November 1, 1995. Twenty One Thousand One Hundred & no/100ths Dollars ($21,100.00) will due on December 1, 1995, and on the 1st day of each succeeding month to and including November 1, 1996. Twenty Two Thousand Five Hundred Ten & no/100ths Dollar ($22,510.00) will be due on December 1, 1996, and on the 1st day of each succeeding month to and including November 1, 1997. Twenty Five Thousand Three Hundred Twenty Three & no/100ths Dollars ($25,323.00) will be due on December 1, 1997, and on the 1st day of each succeeding month to and including November 1, 1998."

     3. Acceptance of Premises and Consent to Surrender. Paragraph 7 of the Lease shall be deleted in its entirety and replaced with the following provisions:

          * 7(a). Acceptance of Premises. Lessor represents and warrants that the Premises are in fit condition for use by Lessee, and to the best of Lessor's knowledge, the Premises are free from adverse environmental conditions and/or environmental contamination, and further agrees to indemnify and hold Lessee harmless for the same as provided in Paragraph 36 herein. Acceptance of the Premises by Lessee shall be construed as recognition that the Premises are, subject to latent and patent defects, in good repair and sanitary condition unless within forty-five (45) days after such entry, Lessee shall give Lessor written notice specifying in reasonable detail the respects in which the Premises were not in satisfactory condition.

            7(b). Americans with Disabilities Act. Lessor represents and warrants that as of the Commencement Date, the Premises comply with all provisions of the Americans with Disabilities Act of 1990 (the "ADA"). Lessor shall be responsible for, and shall bear all costs and expenses associated with, any and all alterations to the Premises which may be required by the ADA, for the accommodation of disabled individuals who may be employed from time to time by Lessee, or any disabled customers, clients, guests, or invitees of Lessee. Lessor shall indemnify and hold Lessee harmless from and against any and all liability incurred arising from the failure of Premises to conform with the ADA, including the cost of making any alterations, renovations or accommodations required by the ADA, or any government enforcement agency, or any court, any and all fines, civil penalties, and damages awarded against Lessee resulting from a violation or violations of the ADA, and all reasonable legal expenses and court costs incurred in defending claims made under the ADA, including without limitation reasonable consultants' and attorneys' fees, expenses and court costs; provided, however, that Lessee shall be responsible for all costs associated with ADA compliance for interior improvements installed by the Lessee and all changes to the building made by Lessee, and shall indemnify and hold harmless Lessor from all liability for the same.

            7(c). Code Compliance; Compliance with Laws. Lessor will, at Lessor's sole expense and without unreasonable delay, make all repairs and alterations necessary to the Premises which may be required by reason of any nonconformity with, or violation of, any applicable laws, ordinances, codes and regulations (including, without limitation, zoning and building codes) existing at the Commencement Date or thereafter enacted or promulgated, including any such nonconformity or violation which is otherwise excused by any "grandfather" provision of such laws, ordinances, code and regulations, notwithstanding the cause of the removal of the "grandfather" provision. Notwithstanding, Lessee shall be responsible for any costs of compliance with codes, regulations, laws, or ordinances which may be required because of any alterations or improvements to the Premises made by Lessee, excluding the cost of containing any asbestos currently on the Premises, if any. Except as otherwise provided herein, the Lessee shall also be responsible for any costs of compliance with codes, laws or ordinances attributable to any operations of Lessee which necessitate special alterations or improvements to the Premises.

            7(d). Consent to Surrender. The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor, unto Lessor in the same good condition as at Lessee's entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. The Lessee, on or before the end of the term or sooner termination of the Lease, shall remove all Lessee's personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay."

     4. Alterations and Additions. Paragraph 9 of the Lease shall be deleted in its entirety and replaced with the following provisions:

          * 9. Lessee shall not make any alterations or additions to the Premises costing over $15,000 per occasion, without the prior written consent of Lessor, which consent Lessor agrees not to unreasonably withhold or delay. Lessor agrees that Lessee may at any time and from time to time make any alterations, other improvements, additions or installations costing less than $15,000 per installation, to the Premises without the consent of the Lessor. All alterations, additions or other improvements that may be made on or to the Premises by Lessor shall be the property of Lessor and shall remain on and be surrendered with the Premises as a part thereof at the termination of this Lease, without hindrance, molestation or injury by Lessee. Each nonstructural alteration, addition, or other improvement that may be made on or to the Premises by Lessee without requiring consent of Lessor shall remain the property of Lessee, except those not removed by Lessee at the termination of this Lease, which shall then become the property of Lessor. All of Lessee's moveable furniture, business and trade fixtures and machinery and equipment shall remain the property of Lessee and may be removed by Lessee at any time during the lease term. For all alterations, additions or improvements contemplated by Lessee and requiring consent of Lessor, at the time of such consent Lessor shall inform Lessee as to whether Lessor shall or shall not require them to be removed at the termination of the Lease, and all such alterations, additions or improvements not so specified to be removed shall become the property of Lessor at the expiration or earlier termination of the Lease."

     5. Maintenance of Premises. Paragraph 10 of the Lease shall be deleted in its entirety and replaced with the following provisions:

          * 10(a). Maintenance. Lessor, at Lessor's sole cost and expense, shall maintain in good condition and repair (and replace as necessary) (i) the structural elements and components of the Premises (including, without limitation, walls, foundation, roof and floors) and (ii) the roof covering. Lessor warrants and represents that as of the commencement date of this Lease, the electrical, plumbing, and heating, ventilating and air conditioning systems at or serving the Premises, and paving are in good working condition, free from defects, and shall maintain same in good condition and repair (and replace as necessary) for a period of nine (9) months from the commencement of this Lease. Notwithstanding the foregoing, Lessor shall not be obligated to make any repairs caused by the wrongful act of the Lessee or Lessee's agents. Lessor shall be obligated to make any repairs under this
          Section 10(a) within sixty (60) days after receipt of a written notice from Lessee of the need for such repairs.

            10(b). Lessee's Maintenance. With the exception of matters for which Lessor is responsible under Section 10(a) above, Lessee, at Lessee's sole cost and expense, shall maintain the Premises and appurtenances and every part thereof, and keep them in good repair, ordinary wear and tear excepted. Beginning with the date nine (9) months from the commencement of this Lease, Lessee, at Lessee's sole cost and expense, shall contract for the maintenance and repair of the electrical, plumbing, and heating, ventilating and air conditioning systems at or serving the Premises. The Lessee shall water, maintain and repair, when necessary, any shrubbery and landscaping provided by the Lessor in the Premises."

     6. Compliance with Laws. Paragraph 14 of the Lease shall be deleted in its entirety.

     7. Indemnification of Lessor. Paragraph 15 of the Lease shall be amended by inserting the words "or willful misconduct, or the negligence or willful misconduct of Lessor's employees and agents" after the word "negligence," in Line 4.

     8. Advertisements and Signs. Paragraph 16 of the Lease shall be amended by inserting the words "which consent shall not be unreasonably withheld" at the end of the second sentence.

     9. Default. Paragraph 19 of the Lease shall be amended by adding the following provision:

          "If default be made in the performance or observance by Lessor of any covenant or condition herein contained, and such default shall continue for thirty (30) days after written notice thereof shall have been given to Lessor, then Lessee may elect to perform such covenant or condition and may offset the cost of such performance against future rents and/or may proceed to collect such cost from Lessor in a court of competent jurisdiction."

     10. Assignment and Subletting. Paragraph 26 of the Lease shall be amended by substituting the word "ninety (90)" for the words "one hundred twenty (120)" in Line 6.

     11. Condemnation. Paragraph 27 of the Lease shall be amended by (a) inserting the words "either Lessee or" after the word "event" in Line 6, and (b) substituting the words "except that Lessee shall be entitled to receive such portions thereof as may be allocated to compensate Lessee for Lessee's trade fixtures, improvements and moving expenses" for the words "and the Lessee shall have no claims thereto" in Lines 9 and 10.

     12. Option to Renew. Paragraph 35 of the Lease shall be amended by deleting the third sentence of the paragraph, and adding the following language:

          "The "fair market rental value" of the Premises shall be defined to mean the fair market rental value of the Premises as of the time the option is exercised, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, and the monthly base rent paid by tenants for premises comparable to the Premises located in the same general area as the Premises.

          Within thirty (30) days after Lessee has given such notice, each party, at its sole cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises. If a party does not appoint an appraiser within this time period, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If two appraisers are appointed by the parties, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a 'third appraiser meeting the requisite qualifications within five (5) days. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving five (5) days notice to the other party, can apply to the then president of the real estate board for the city in which the Premises are located, or the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser however selected shall be a person who has not previously acted in any capacity for either party.

          Within twenty (20) days after the election of the third appraiser, a majority of the appraiser shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market value of the Premises within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3); subject to the next sentence, the resulting quotient shall be the then fair market rental value of the Premises. If, however, the low appraisal and/or high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall be the then fair market rental value of the Premises. After the then fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties of such value and the monthly Base Rent for the option period shall be the amount which is ninety-five (95%) of the fair market rental value of the Premises so set."

     13. Environmental Indemnity. A new Paragraph 36 of the Lease shall be added as follows:

           "36. Environmental Indemnity. If the presence, release, threat of release, placement on or in the Premises during the term of this Lease, or the generation, transportation, storage, treatment, or disposal at the Premises during the term of this Lease of any hazardous or toxic material: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Laws (as hereinafter defined) or any common law theory based on nuisance, trespass or strict liability;
          (ii) causes a significant public health effect; or (iii) pollutes or threatens to pollute the environment, Lessor shall, at its sole cost and expense, take any remedial and removal action necessary to clean up the Premises and mitigate exposure to liability arising from the hazardous or toxic material.

          Lessor agrees to indemnify, defend and hold harmless Lessee, and its respective agents, officers, directors and employees (collectively, "Indemnitees"), from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, personal injuries, losses, actual damages, liabilities, demands, interest, fines, penalties or expenses (including attorneys' and consultants' fees and expenses) and costs, suffered or incurred by Indemnitees, or any of them, resulting, directly or indirectly, from the presence in, upon or under the surface of the Premises or in any surface waters or ground waters on or off the Premises or any migration of hazardous or toxic material off the Premises if such materials were generated or stored prior to or during the term of this Lease. Notwithstanding anything to the contrary contained herein, Lessor shall not be liable to Indemnitees for hazardous or toxic materials introduced to the Premises by Lessee, its agents or employees, and Lessee shall be responsible for cleanup and shall be fully liable for any damages caused by any hazardous or toxic material introduced to the Premises by Lessee.

          For purposes of this Paragraph 36, "hazardous or toxic material" shall be defined to include, without limitation, (a) asbestos or any material composed of or containing asbestos in any form and type, (b) polychlorinated biphenyl compounds ("PCB") or any material composed of or containing PCB, or
          (c) any hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as from time to time defined by or for purposes of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any law commonly referred to as "Superfund" or any successor to such laws, or any other federal, state or local environmental, health or safety statute, ordinance, code, rule, regulation, order or decree now or hereafter in force regulating, relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous wastes, substances, material, smoke, gas or particulate matters (collectively, the "Environmental Laws")."

     14.  Parking. A new Paragraph 37 of the Lease shall be added as follows:

          "37. Parking. Lessee shall be entitled to 4 vehicle parking spaces per 1000 feet of space leased hereunder without paying any additional rent. Such parking spaces shall be reserved for Lessee's exclusive use."

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum as of the day and year first above written.

                                        Renault & Handley Solar Ellis Joint
                                        Venture ("Lessor")

                                        By: /s/ George O. McKee
                                            ------------------------------------

                                        Date: 11/3/93
                                              ----------------------------------

                                        Banta Digital Services, Inc. ("Lessee")

                                        By: /s/ [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                            President

                                        Date: October 27, 1993
                                              ----------------------------------

                                   AGREEMENT

RE: That certain lease dated August 10, 1993 by and between Renault & Handley Solar Ellis Joint Venture, as Lessor, and Banta Digital Services, Inc., as Lessee, for premises located at 555 Ellis Street, Mountain View. It is agreed as follows:

Operating Expenses.      The current net net net annual expenses on 555 Ellis
                         are as follows:

                         Taxes          $16,399.00
                         Insurance      $ 2,703.00
                                        ----------
                         Total          $19,102.00

                         The above translates into $0.0566/sq.ft./month and, while there is no reason to expect that this number will increase, Lessor agrees that it will pay the excess amount over a 5% annual increase in this figure per year during the lease term. Lessor agrees that it will exempt Lessee from any real estate tax increase brought about by sale or transfer of the property during the initial lease term.

Lessee Improvement
Allowance.               Lessor agrees that it will contribute up to $84,411.00
                         for Lessee's interior improvements and modifications, including costs of space planning and construction drawings. Said interior improvements shall be subject to final approval by Lessor, which approval shall not be unreasonably withheld.

Environmental
Indemnity.               Lessor acknowledges that the results of certain
                         groundwater sampling conducted in September 1992 indicated the presence of the following compounds in groundwater monitoring wells adjacent to the premises:
                         Bromodichloromethane, Bromoform, Chloroform,
                         Dibromochloromethane, Toluene, Trichloroethane, and cis -1,2 - Dichloroethene (the "Compounds"). Lessor agrees that, for purposes of Paragraph 36 of the Lease, such Compounds shall be deemed to have been generated or stored prior to the Lease, and Lessor will indemnify and hold Lessee harmless from the presence of such Compounds on the Premises.

                           ADDENDUM ONE TO SUBLEASE

     This Addendum One to Lease ("Addendum") is entered into as of ____________, 1996, by and among BANTA CORPORATION ("Sublandlord"), NETSCAPE COMMUNICATIONS, INC. ("Subtenant") and RENAULT & HANDLEY SOLAR ELLIS JOINT VENTURE ("Master Landlord), to be part of that certain Sublease dated October _______, 1996 (the "Sublease"), between Sublandlord and Subtenant and to which Master Landlord has granted its consent. The parties agree that the Sublease shall be amended, supplemented and modified as follows:

     1. Definitions. Unless otherwise defined in this Addendum, all the terms used herein shall have the meaning and definitions given them in the Sublease.

     2. Rent for Subleased Premises. Under the terms of section 2.2 of the Sublease, installments of Rent are due from Subtenant to Sublandlord on November 1, 1996 and December 1, 1996 in the amounts of $18,420.00 and $19,187.50, respectively; however, the parties desire to amend the Sublease to defer these installments (hereinafter the "Deferred Rent"). Accordingly, the parties hereby agree that section 2.2 of the Sublease shall be modified to provide that consecutive monthly installments of Rent shall commence of January 1, 1997, continuing on or before the first day of each calendar month during the Sublease Term. The parties hereby further agree that the total Deferred Rent be paid by Subtenant to Sublandlord in equal monthly installments beginning January 1, 1997 and continuing on or before the first day of each calendar month during the Sublease Term, and that such Deferred Rent shall not be construed as "additional rent" under paragraph 26 of the Master Lease.

     3. Other Provisions. All other terms and conditions of the Sublease shall remain in full force and effect, unaltered by this Addendum.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

BANTA CORPORATION                            NETSCAPE COMMUNICATIONS, INC.

By: /s/ [SIGNATURE ILLEGIBLE]                By: /s/ [SIGNATURE ILLEGIBLE]
    ---------------------------                  ---------------------------
    Vice President, Secretary & General
    Counsel

Date: October 30, 1996                       Date: 10/31/96
      -------------------------                    -------------------------

RENAULT & HANDLEY SOLAR ELLIS
JOINT VENTURE

By: /s/ George O. McKee
    ---------------------------

Date: 11/04/96
      -------------------------

Lessor                                           Lessee

Renault & Handley Solar Ellis                    Banta Digital Services, Inc.
 Joint Venture



By: /s/ George O. McKee                          By: /s/ [SIGNATURE ILLEGIBLE]
   ---------------------------                      ---------------------------
                                                      President

Date: 11/3/93                                    Date: October 27, 1993
      -------------------------                        -------------------------

                                       2